UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 30, 2009

DELTEK, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33772	54-1252625
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13880 Dulles Corner Lane, Herndon, VA	20171
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code: (703)734-8606

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Waiver of Shareholders’ Agreement Restrictions

The Company’s employees and pre-IPO stockholders have historically been subject to the terms and restrictions imposed by shareholders’ agreements entered into with the Company and the New Mountain Funds, among others. The shareholders’ agreements have generally applied to Company securities obtained by persons (i) prior to or in connection with the Company’s recapitalization in 2005, (ii) pursuant to equity awards made under the Company’s 2005 Stock Option Plan or (iii) in connection with acquisitions made by the Company.

On October 30, 2009, the Company and the New Mountain Funds waived the selling restrictions imposed by the shareholders’ agreements with respect to 500,000 shares of the Company’s common stock held by a trust, of which Donald deLaski, one of the Company’s co-founders, is the sole trustee. Approximately 1.5 million additional shares of the Company’s common stock held by that trust remain subject to the restrictions and requirements imposed by the shareholders’ agreements.

On October 30, 2009, the Company and the New Mountain Funds also waived the selling restrictions imposed by the shareholders’ agreements for certain former employees and for individuals or entities that acquired shares of the Company’s common stock in connection with acquisitions made by the Company. This waiver covered approximately 300,000 shares of the Company’s common stock.

On October 30, 2009, the Company and the New Mountain Funds also waived the “drag-along” sale requirements imposed by the shareholders’ agreements for all executive officers other than the Company’s Chief Executive Officer. The shares of the Company’s common stock to which this waiver relates were previously released from the selling restrictions imposed by the shareholders’ agreements on August 6, 2009.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Donald deLaski Waiver Letter Agreement, dated October 30, 2009, between Deltek, Inc. and New Mountain Capital

99.2	Executive Officer Waiver Letter Agreement, dated October 30, 2009, between Deltek, Inc. and New Mountain Capital

99.3	Former Employee and Other Stockholder Waiver Letter Agreement, dated October 30, 2009, between Deltek, Inc. and New Mountain Capital

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2009	DELTEK, INC.

	By:	/S/ MICHAEL KRONE
Michael Krone
Senior Vice President and Corporate Controller

Exhibit No.	Description

99.1	Donald deLaski Waiver Letter Agreement, dated October 30, 2009, between Deltek, Inc. and New Mountain Capital

99.2	Executive Officer Waiver Letter Agreement, dated October 30, 2009, between Deltek, Inc. and New Mountain Capital

99.3	Former Employee and Other Stockholder Waiver Letter Agreement, dated October 30, 2009, between Deltek, Inc. and New Mountain Capital